Exhibit 21.1
Principal Subsidiary Undertakings
as at December 31, 2023
Americas Materials Solutions1

Incorporated and operating in		% held	Products and services

Canada	CRH Canada Group Inc.	100	Aggregates, asphalt, cement and readymixed concrete and provider of construction services
United States	Ash Grove Cement Company	100	Aggregates and cement
	Callanan Industries, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	CPM Development Corporation	100	Aggregates, asphalt, readymixed concrete, prestressed concrete and related construction activities
	Dolomite Products Company, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Michigan Paving and Materials Company	100	Aggregates, asphalt and related construction activities
	Mountain Enterprises, Inc.	100	Aggregates, asphalt and related construction activities
	Mulzer Crushed Stone	100	Aggregates, asphalt, readymixed concrete, aggregates distribution and related construction activities
	CRH Americas Materials, Inc. and subsidiaries	100	Holding company
	Oldcastle SW Group, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	OMG Midwest, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Pennsy Supply, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Pike Industries, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	P.J. Keating Company	100	Aggregates, asphalt and related construction activities
	Preferred Materials, Inc.	100	Aggregates, asphalt, readymixed concrete, aggregates distribution and related construction activities
	Staker & Parson Companies	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Suwannee American Cement Company, LLC (trading as Ash Grove South)	80	Cement
	Tilcon Connecticut Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Tilcon New York Inc.	100	Aggregates, asphalt and related construction activities
	The Shelly Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
	Trap Rock Industries, LLC*	60	Aggregates, asphalt and related construction activities
	West Virginia Paving, Inc.	100	Aggregates, asphalt and related construction activities

1*Audited by firms other than Deloitte.

Americas Building Solutions

Incorporated and operating in		% held	Products and services

Canada	Oldcastle Building Products Canada, Inc. (trading as Groupe Permacon, Expocrete Concrete Products, Techniseal, Oldcastle Enclosure Solutions), C.R. Laurence of Canada	100	Specialty masonry, hardscape and patio products, utility boxes and trench systems
United States	APG Mid-Atlantic, Inc	100	Specialty masonry, hardscape and patio products
	Barrette Outdoor Living (Trading as Boyle Transportation Services, LLC and Barrette Logistics, Inc.)	100	Vinyl and aluminum fencing and railing and transportation
	CRH America Finance, Inc.	100	Holding company
	CRH America, Inc.	100	Holding company
	CRH Americas, Inc.	100	Holding company
	CRH Americas Products, Inc.	100	Holding company
	MoistureShield, Inc.	100	Composite building products
	National Pipe & Plastics, Inc.	100	Pipe Products
	Oldcastle APG Northeast, Inc. (trading principally as Anchor Concrete Products)	100	Specialty masonry, hardscape and patio products
	Oldcastle APG South, Inc. (trading principally as Adams Products, Georgia Masonry Supply, Northfield Block Company, and Oldcastle Coastal)	100	Specialty masonry, hardscape and patio products
	Oldcastle APG West, Inc. (trading principally as Amcor Masonry Products, Central Pre-Mix Concrete Products, Jewell Concrete, Sierra Building Products, US Mix, Superlite Block and Calstone)	100	Specialty masonry and stone products, hardscape and patio products
	Oldcastle APG, Inc. (trading principally as EP Henry, Pebble Technology International, and Anchor Wall Systems)	100	Specialty masonry and stone products, hardscape, patio products, aggregate pool finishes and freestanding and retaining wall systems
	Oldcastle Building Products, Inc.	100	Holding company
	Oldcastle Infrastructure, Inc.	100	Precast concrete products, concrete pipe, prestressed plank and structural elements
	Oldcastle Lawn & Garden, Inc.	100	Patio products, bagged stone, mulch and stone
	Hydro International Americas, Inc	100	Stormwater and waste water products
	Turner International Topco Limited (Hydro International)	100	Stormwater and waste water products

Europe Materials Solutions2

Incorporated and operating in		% held	Products and services

Belgium	VVM N.V.*	100	Clinker grinding and cement production
Britain & Northern Ireland	Northstone (NI) Limited	100	Building & civil engineering
	Northstone Materials Limited	100	Aggregates, readymixed concrete, mortar, coated macadam, rooftiles, building and civil engineering contracting
	Cubis Systems Limited	100	Chamber & covers
	Materials Testing Limited	100	Testing
	Premier Cement Limited	100	Marketing and distribution of cement
	Southern Cement Limited	100	Sale and distribution of cement
	Tarmac Aggregates Limited	100	Aggregates, asphalt, readymixed concrete and contracting
	Tarmac Building Products Limited	100	Building products
	Tarmac Cement and Lime Limited	100	Cement and lime
	Tarmac Trading Limited	100	Aggregates, asphalt, cement, readymixed concrete and contracting
Czech Republic	Vapenka Vitosov s.r.o	75	Production of lime and lime products
Estonia	Rudus AS	100	Aggregates and readymixed concrete
Finland	Finnsementti Oy	100	Cement
	Rudus Oy	100	Aggregates, readymixed concrete and concrete products
France	Eqiom*	99.99	Aggregates, cement and readymixed concrete
Germany	Fels Holding GmbH	100	Holding company
	Fels Netz GmbH	100	Logistics and owned railway infrastructure operator
	Fels Vertriebs und Service GmbH & Co. KG.	100	Lime and limestone, development of new products
	Fels-Werke GmbH	100	Production and sale of lime and limestone
	Opterra GmbH*	100	Cement
Hungary	Danucem Magyarország Kft.	100	Cement, aggregates and readymixed concrete
Ireland	Clogrennane Lime Limited	100	Burnt and hydrated lime
	Irish Cement Limited	100	Cement
	Roadstone Limited	100	Aggregates, readymixed concrete, mortar, coated macadam, concrete blocks and pipes, asphalt, agricultural and chemical limestone and contract surfacing
Netherlands	Cementbouw B.V.	100	Cement transport and trading, readymixed concrete and aggregates
Poland	Przedsiebiorstwo Produkcji Mas Betonowych Bosta Beton Sp. z o.o.	90.3	Readymixed concrete
	Drogomex Sp. z o.o.*	100	Asphalt and contract surfacing
	Cement Ożarów S.A.	100	Cement
	Masfalt Sp. z o.o.*	100	Asphalt and contract surfacing
	Trzuskawica S.A.	100	Production of lime and lime products
Romania	ROMCIM S.A.	98.61	Cement, aggregates and readymixed concrete
	Bauelemente	100	Structural concrete products
	Elpreco S.A.	100	Architectural concrete products
Serbia	Moravacem d.o.o. Popovac	100	Cement
Slovakia	Danucem Slovensko a.s.	99.8	Cement, readymixed concrete and aggregates
Spain	Beton Catalan S.A.	100	Readymixed concrete
	Cementos Lemona S.A.	98.75	Cement
Switzerland	JURA-Holding AG	100	Cement, aggregates and readymixed concrete
Ukraine	LLC Cement	100	Cement
	PJSC Mykolaivcement	100	Cement
	Podilsky Cement PJSC*	100	Cement
Philippines (i)	Republic Cement & Building Materials, Inc.	40	Cement
	Republic Cement Land & Resources Inc.	40	Cement and Building Materials

(i) 55% economic interest in the combined Philippines business (see note 22 to the Consolidated Financial Statements).

2*Audited by firms other than Deloitte.

Europe Building Solutions3

Incorporated and operating in		% held	Products and services

Australia	Infrastructure Products Australia Pty Ltd	100	Supplier of access chambers and ducting products
	Tri-Underground Pty Ltd	100	Supplier of access chambers and ducting products
	Leviat Pty Limited	100	Construction accessories
Belgium	Plakabeton N.V.	100	Construction accessories
	Marlux N.V.	100	Concrete paving and landscaping products
	Ergon N.V.	100	Precast concrete and structural elements
	Oeterbeton N.V.	100	Precast concrete
	Prefaco N.V.	100	Precast concrete structural elements
	Schelfhout N.V.	100	Precast concrete wall elements
	Stradus N.V.	100	Concrete paving and landscaping products
Britain & Northern Ireland	Leviat Limited	100	Construction accessories
	MCL Industrial Enclosures Limited	100	Supplier of access chambers and ducting products
	MCL Group Holdings Limited Filoform UK Ltd	100 100	Supplier of ducting products
	NAL Limited	100	Supplier of access chambers and ducting products
	Cubis Systems Limited	100	Supplier of access chambers and ducting products
Denmark	Betongruppen RBR A/S	100	Concrete paving manufacturer
	RC Beton A/S	100	Manufacturer of concrete paving, concrete blocks and underground products
	CRH Concrete A/S	100	Structural concrete products
France	Plaka Group France S.A.S.	100	Construction accessories
	L’industrielle du Béton S.A.	100	Structural concrete products
	Stradal	100	Utility and infrastructural concrete products
	Cubis SARL	100	Supplier of access chambers and ducting products
Germany	EHL AG	100	Concrete paving and landscape walling products
	Leviat GmbH	100	Construction accessories
	Filoform GmbH	100	Supplier of ducting products
Hungary	Ferrobeton Dunaújvárosi Beton- és Vasbetonelem-gyártó Zrt*	100	Precast concrete structural elements
Ireland	Cubis Systems Limited	100	Supplier of access chambers and ducting products
	NAL Products Limited	100	Supplier of access chambers and ducting products
Netherlands	Struyk Verwo Groep B.V.	100	Concrete paving products
	Calduran B.V.	100	Sand-lime bricks and building elements
	Dycore B.V.	100	Concrete flooring elements
	Filoform B.V.	100	Supplier of ducting products
	Heembeton B.V.	100	Precast concrete structural elements
	Leviat B.V.	100	Construction accessories
Poland	Polbruk S.A.	100	Concrete paving products
Romania	Ferrobeton Romania SRL*	100	Structural concrete products
Slovakia	Premac, spol. s.r.o.*	100	Concrete paving and floor elements
Sweden	Ulricehamns Betong AB	100	Structural concrete products
Switzerland	Leviat AG*	100	Construction accessories
United States	Meadow Burke, LLC	100	Concrete accessories

3*Audited by firms other than Deloitte.

Principal Equity Method Investments
as at December 31, 2023
Americas Materials Solutions4

Incorporated and operating in		% held	Products and services

Canada	Airlinx Transit Partners Inc.*	50	Special-purpose entity on Ontario infrastructure construction
	Blackbird Infrastructure 407 General Partnership*	50	Special-purpose entity on highway infrastructure construction
	Blackbird Maintenance 407 General Partnership*	50	Construction
	Blackbird Constructors 407 General Partnership*	50	Construction
	Blackbird Infrastructure 407 CRH GP Inc.*	50	Special-purpose entity on highway infrastructure construction
	DAD (Finch West LRT Inc.)*	33	Special-purpose entity on Ontario infrastructure construction
	Kiewit-Dufferin Midtown Partnership*	35	Construction
	Mosaic Transit Partners General Partnership*	33	Special-purpose entity on infrastructure construction
	Mosaic Transit Constructors General Partnership*	33	Construction
United States	Buckeye Ready Mix, LLC*	45	Readymixed concrete
	Cadillac Asphalt, LLC*	50	Asphalt
	Piedmont Asphalt, LLC*	50	Asphalt
	Southside Materials, LLC*	50	Aggregates
	Camden Materials, LLC*	50	Asphalt
	Asphalt Inc., LLC	20	Asphalt and Construction
	Carrollton River Terminal, LLC*	50	Liquid Asphalt Storage
	Nally & Gibson Georgetown, LLC*	50	Aggregates, Asphalt and Construction

Europe Materials Solutions

Incorporated and operating in		% held	Products and services

Ireland	Kemek Limited*	50	Commercial explosives
China	Yatai Building Materials Group Company Limited*	26	Cement

4*Audited by firms other than Deloitte.